UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2007
(Date of earliest event reported)

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
541710
(Primary Standard Industrial Classification Code)
5300 Memorial Drive, Suite 700
Houston, Texas	77007
(Address of principle executive offices)	(Zip Code)

(713) 612-4310
Issuer’s telephone number, including area code

ITEM 2.03    CREATION OF A DIRECT FINANICAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 31, 2007, we executed a Secured Promissory Note with CSI Business Finance, Inc. (“CSI”) in the amount of $165,000 (the “Note”). The Note will be funded to us as follows: $75,000 shall be funded on January 31, 2007. If, prior to March 1, 2007, our shareholders approve and ratify an amendment to our Articles of Incorporation to change the number of authorized shares of our common stock from 100,000,000 shares to 750,000,000 shares, then the remaining $45,000 shall be funded on March 1, 2007 and a final funding of $45,000 shall occur on April 1, 2007.

The Note bears interest at 18% per annum from the date of funding until paid in full. Accrued interest is due and payable on the first day of March 2007, and on the 1st day of each subsequent month during the term of the Note. The Note matures on June 30, 2007.

We may prepay the Note. In addition, the Note has been secured by a Stock Pledge Agreement between CSI and our Chief Executive Officer, Bernard Walter, covering 9,971,604 shares of our common stock held by Mr. Walter.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit 10.1	Secured Promissory Note in the principal amount of $165,000 dated January 31, 2007.

POWER TECHNOLOGY, INC.

Date: February 6, 2007	By:	/s/ Bernard J. Walter
Bernard J. Walter
Chief Executive Officer and President